UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TravelCenters of America Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Frequently Asked Questions
Feb. 16, 2023

1.	What was announced?

•	TravelCenters of America has entered into an agreement to be acquired by BP for $86.00 per share in an all-cash transaction. The total equity value is approximately $1.3 billion.

•	We believe that this transaction is a positive step forward for our company, and are excited about the benefits for TA’s stakeholders, including team members and franchisees.

•	Over the past three years, we have grown and strengthened TA’s core travel center business, expanded our network, increased profitability and began preparing for the future of alternative fuels with the launch of eTA – all while continually improving our operating and financial results.

•	Today’s announcement is a direct result of the hard work of TA’s team members and their success in executing on our business plan.

•	The BP and TA combination is an exciting development for our company and the entire travel center industry, providing us with the opportunity to continue the excellent growth and performance we have delivered over the past several years.

2.	Who is BP?

•	BP is a global oil and gas company. It has been in operation for more than 110 years and, since 2005, one of America’s largest energy investors, investing more than $135 billion in the U.S. economy and supporting about 230,000 jobs.

•	BP has more than 65,000 employees in over 65 countries, with over 12,000 employees here in the United States.

•	If you are interested in learning more about BP, you can visit www.bp.com.

3.	Why did TA enter into this transaction? Why now?

•	We believe that this transaction is a positive step forward for our company, and are excited about the benefits for TA’s stakeholders, including team members and franchisees.

•	BP is a global industry leader and will fortify our position, providing TA with more resources to further enhance our large network of high performing travel centers.

•	The BP and TA combination is an exciting development for our company and the entire travel center industry, providing us with the opportunity to continue the excellent growth and performance we have delivered over the past several years.

•	Importantly, the transaction also maximizes value for TA shareholders. Under the terms of the agreement, BP will acquire all of the outstanding shares of TA common stock for $86.00 per share in cash. This represents an 84% premium to the average trading price of TA common stock of the 30 days ended February 15, 2023.

4.	How will this transaction benefit TA employees and franchisees?

•	The BP and TA acquisition is an exciting development for our company and the entire travel center industry, providing us with the opportunity to continue the excellent growth and performance we have delivered over the past several years.

•	Our combination with BP will offer team members the opportunity to be part of an organization with an even greater depth of resources and innovative spirit. Importantly, the people of TA are a key reason why BP is interested in acquiring our company.

•	While this is an exciting announcement, it is important to remember that the announcement is just the first step toward completing this transaction.

•	Until the transaction is complete, which is subject to regulatory and shareholder approval and typical closing contingencies, we remain an independent company and it is business as usual at TA.

5.	When will the closing take place?

•	The closing, which is subject to regulatory and shareholder approval and typical closing contingencies, will take place by the end of the third quarter of 2023. Until then, it is business as usual.

6.	What will change for me as an employee after the transaction closes? Will our systems change?

•	Until the transaction closes, we will continue to operate as usual, and your roles and responsibilities remain the same.

•	Some business decisions and internal and external communications will need to be elevated to senior management that may not have been in the past. The company will provide more details shortly.

7.	Will there be any changes to TA’s employee compensation or benefits (like health insurance) as a result of this transaction? What about our 401Ks?

•	Until the transaction closes, it remains business as usual, and it is not expected that there will be any change to the salary or the benefits you currently are entitled to receive.

•	For a period of 12 months following the Closing, BP has agreed to provide TA employees with wage and cash incentive opportunities that are substantially similar to those provided by TA prior to Closing. Likewise, for 12 months following the Closing, BP will provide employee benefits that are substantially similar in the aggregate to those provided by TA prior to Closing.

8.	Will there be any changes to our holiday or vacation days?

•	No. Until the transaction closes, it remains business as usual and there will be no changes to the benefits you receive, including your holiday and vacation time.

•	It is still early in the process, and details regarding bringing together our organizations will be determined as we move through this process.

•	We will keep you informed as the process unfolds and as decisions are made.

9.	Will there be layoffs as a result of this transaction?

•	This transaction is about supporting TA’s continued growth story. BP is partnering with us because it sees the tremendous value in our deep bench of talent.

•	Following the close of the transaction, we expect that being part of a larger organization will result in additional career development and advancement opportunities.

•	Please remember that we remain separate companies and it is business as usual until closing.

•	We will keep you informed as the process unfolds and as decisions are made.

•	The best thing each individual can do is to be at your best and drive as much performance as possible during this exciting time.

10.	Will any TA locations close?

•	We do not expect any of our locations to close as a result of this transaction.

11.	Will I report to someone new? Will my work location change?

•	Until the transaction closes, we continue to operate as usual, and your roles and responsibilities remain the same.

12.	Will we still fill our open positions?

•	Yes, please continue to follow our process by ensuring you have the proper approvals from your senior leader.

•	It is important to remember that TA and BP remain separate organizations until closing, and we will continue to operate as usual.

13.	What do I tell applicants or others who ask me about this change?

•	We expect this transaction will support our mission with more resources and opportunities for growth.

•	TA continues to offer exciting and challenging career opportunities.

14.	Will the name of our company change?

•	We have just announced the transaction, and there are a number of details that will be worked out over the coming months as part of the integration planning process.

•	In connection with the transaction, BP will acquire the TA, Petro and TA Express trademarks and continue to license them to franchisees.

•	We are committed to transparency and will continue to keep you informed as we move through the process to close the transaction.

15.	What will happen to my TA stock?

•	At the close of the transaction each share of TA will be exchanged for $86.00.

•	This represents an 84% premium to the average trading price of TA common stock over the 30 days ended February 15, 2023.

16.	When can we meet the leaders from BP?

•	We anticipate meeting our new leaders during the transition process.

•	In the meantime, you should not engage with BP employees unless you are directed to do so.

17.	Will we still be a public company after the deal closes?

•	At the close of the transaction, TA will no longer trade as its own public company, but will instead become a part of BP, which is publicly traded on the NYSE.

18.	Can we discuss the transaction on social media?

•	No. The Securities and Exchange Commission has strict rules about employees communicating about a potential merger. You should not discuss or respond to discussions on social media regarding the transaction in any manner.

19.	Who should I contact if I have other questions?

•	If you have questions or concerns beyond what is provided in this FAQ, please contact your manager. Franchisees, please use your normal person of contact.

•	We will continue to keep you updated on important developments as we move through the transaction process.

•	Please note that, while we may not have all of the answers to your questions, we want to hear your thoughts, so please continue to reach out.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of TravelCenters of America Inc. (“TravelCenters”) by BP Products North America Inc. (“Parent”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, TravelCenters plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. TravelCenters may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by TravelCenters with the SEC.

BEFORE MAKING ANY VOTING DECISION, TRAVELCENTERS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY TRAVELCENTERS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a TravelCenters stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in TravelCenters’ proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents TravelCenters files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. TravelCenters makes available free of charge on its investor relations website at ir.intersectent.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among TravelCenters, Bluestar RTM Inc. and Parent, dated as of February 15, 2023 (the “Merger Agreement”), which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

TravelCenters and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from TravelCenters’ stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of TravelCenters’ directors and executive officers in TravelCenters’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 23, 2022, and its definitive proxy statement for the 2022 annual general meeting of stockholders, which was filed with the SEC on April 7, 2022. To the extent the holdings of TravelCenters’ securities by TravelCenters’ directors and executive officers have changed since the amounts set forth in TravelCenters’ proxy statement for its 2022 annual general meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from TravelCenters’ stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of TravelCenters’ stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the TravelCenters’ website at https://investors.ta-petro.com/.

Forward-Looking Statements

This communication contains “forward-looking statements,” including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Parent’s or TravelCenters’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, Parent’s expected areas of focus to drive growth and create long-term shareholder value; the effect of the announcement of the proposed transaction on the ability of TravelCenters to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom TravelCenters does business, or on TravelCenters operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Parent to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in the section entitled “Risk Factors” in Item 1A of TravelCenters’ Annual Report on Form 10-K filed with the SEC on February 23, 2022, and those factors detailed from time to time in TravelCenters’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. TravelCenters does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.